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                                                                     EXHIBIT 4.1

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
      COMMON STOCK                                                                                         COMMON STOCK
         NUMBER                                                                                               SHARES
     [            ]                              [PURCHASEPRO.COM(SM) LOGO]                               [            ]

                                    INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA                  CUSIP 746144  10 4

                                                                                           SEE REVERSE FOR CERTAIN DEFINITIONS


   THIS CERTIFIES that


   is the owner of


                             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

        =============================================  PURCHASEPRO.COM, INC.  ===================================================
        transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate preoperly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.

            WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                      [CERTIFICATE OF STOCK]

        Dated:

                                                      [PURCHASEPRO.COM, INC.]
                      CHRISTOPHER P. CARTON              [CORPORATE SEAL]                  CHARLES E. JOHNSON
                     President and Secretary                  [1999]                     Chief Executive Officer
                                                             [NEVADA]

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